MORGAN STANLEY INSTITUTIONAL FUNDS
Rule 10f-3 Transactions (Purchase of Securities by Portfolio From an Underwriting Syndicate in which an Affiliate is a Member) (1)
"January 1, 2004 - June 30, 2004"


							SHARES/		AMT OF
		  PARTICIPATING	      TRADE   PRICE/	PAR AMT	PUR'D	OFFER	  %
UNDERWRITING	  PORTFOLIO(s)	      DATE   SHARE(2)	(000)	FROM	(000)	  UW


Elizabeth Arden,   UIF High Yield    1/8/04   100.00	45 	CSFB	$225,000  0.020%
 Inc.,due 7.75%
	 01/15/14

Primus Telecom 	   UIF High Yield    1/13/04  100.00	150 	LB	$240,000  0.063%
 Group, due 8.00%
	 01/15/14

Assurant, Inc.	   UIF US MidCapValue 2/4/04  22.00	34.2 	ML   $1,760,000  0.043%

The St. Joe Co.	   MSIF US Real Estate 2/10/04	39.20	36.9 	LM	$235,200  0.615%
		   UIF US Real Estate  2/10/04	39.20	27.9 	LM		  0.465%
							64.8 			  1.080%

Affordable 	   MSIF US Real Estate 2/11/04	19.00	92.3 	ML	$465,664  0.377%
 Residential	   UIF US Real Estate  2/11/04	19.00	69.8 	ML		  0.285%
   Communities						162.1 			  0.662%

Indian 		   MS Emerging Markets  2/20/04	3.76	21 	KOTAK	$270,000  0.029%
 Petrochemicals	   MS India Investment  2/20/04	3.76	437 	KOTAK		  0.608%
   Corp. Ltd	   MSIF Emerging Markets 2/20/04 3.76	79 	KOTAK		  0.110%
		   UIF Emerging Markets 2/20/04	3.76	25 	KOTAK		  0.035%
							562 			  0.782%

Sirf Technology	   MSIF Technology	4/24/04	12.00	2.3 	DB, CSFB$132,000  0.012%
 Holdings, Inc.	   UIF Technology	4/24/04	12.00	3.1 	DB, CSFB	  0.017%
							5.4 			  0.029%

Conseco, Inc.	   UIF Mid Cap Growth   5/6/04	18.25	16.5 	GS	$803,000  0.017%

Global Payments,   UIF Mid Cap Growth   5/12/04	44.25	5.2 	Citi	$306,553  0.049%
   Inc.

Leiner Health 	   MS Global Opp Bond   5/24/04	100.00	35 	UBS	$150,000  0.023%
 Products, due 11% MS High Yield	5/24/04	100.00	180 	UBS		  0.120%
	06/01/12  UIF High Yield	5/24/04	100.00	110 	UBS		  0.073%
							325 			  0.216%


(1) All transactions were completed in accordance with Rule 10f-3 and Board approved Rule 10f-3 procedures.
(2) All prices in U.S. Dollar unless otherwise noted

Morgan Stanley Closed End Institutional Funds ("MS")
Morgan Stanley Institutional Fund, Inc. ("MSIF")
The Universal Institutional Funds, Inc. ("UIF")

Citi - CitiGroup
CSFB - Credit Suisse First Boston
DB - Deutsche Bank
GS - Goldman Sachs
LB - Lehman Brothers
LM - Legg Mason
ML - Merrill Lynch
UBS - UBS Warburg